Exhibit 10.1
EXCHANGE AGREEMENT
     This Exchange Agreement (this “Agreement”) is dated as of [ ] (the “Effective Date”), by and among Radient Pharmaceuticals Corporation., a Delaware corporation (the “Company”) with an address at 2492 Walnut Ave. Suite 100 Tustin, CA 92780-6953 and Cantone Research, Inc. (the “Investor”) with an address at [ ].
Recitals:
     WHEREAS, on September 10, 2009, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with the Investor whereby the Investor provided the Company with a Bridge Loan for $58,000 (the “Bridge Loan”) at an interest rate of 12% per annum (the “Interest Rate”), due and payable — together with all accrued and unpaid interest — on or before December 1, 2009;
     WHEREAS, pursuant to the Bridge Loan Agreement, the Investor received a two year warrant (Warrant No. 2009-015) to purchase up to 116,000 shares of the Company’s Common Stock exercisable at $0.60 per share (the “Bridge Loan Warrant”);
     WHEREAS, pursuant to the terms of the Bridge Loan Agreement, since the Bridge Loan was not paid before October 9, 2009, the Interest Rate automatically increased to 18% per annum, retroactive to September 10, 2009, until the Bridge Loan is paid in full, causing the Company to owe a total of $6,225 in interest payments through February 9, 2010 (the “Default Interest Payment”);
     WHEREAS, pursuant to the terms of the Bridge Loan Agreement, the Company agreed to pay the Investor $2,000 to reimburse the Investor for legal fees related to the default (the “Initial Legal Fees,”);
     WHEREAS, pursuant to the terms of the Bridge Loan Agreement, since the Bridge Loan was not repaid by December 1, 2009, $25,000 was added to the principal value of the Bridge Loan obligation, making the principle value of the Bridge Loan $83,000 (the “New Principal Amount”), plus up to $10,000 for any out-of-pocket legal costs that the Investor may incur to collect the obligation (together with the Initial Legal Fees, the “Legal Fees”); and,
     WHEREAS, the Company agreed to repay the Bridge Loan from the proceeds of the St. George Investments, LLC (“St. George”) financing, but the Company did not do so and on December 11, 2009, the Company entered into a Waiver of Default agreement with St. George pursuant to which the Company, among other things, issued 250,000 shares of the Company’s common stock to St. George, increased the principal amount of the note the Company has with St. George by 25% and paid St. George a fee equal to 10% of the outstanding amount owed under the St. George Note (the “St. George Penalty Payments”) and therefore the Investor believes it is entitled to receive the same penalty payments;
     WHEREAS, subject to the terms and conditions set forth herein, the Company and the Investor desire to cancel and terminate the Bridge Loan in full and exchange the indebtedness represented thereby for shares of the Company’s common stock, par value $0.001 per share (the

“Common Stock”) and other consideration as set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereto hereby agree as follows:
AGREEMENT:
     1. Cancellation of Debt in Full.
          (a) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Investor and the Company agree to the payment in full of the Bridge Loan, consisting of the New Principal Amount, the Default Interest Payments and the Legal Fees in exchange for:
i.	404,526 shares of the Company’s common stock (the “Penalty Common Stock”);

ii.	adjusting the exercise price of the Bridge Loan Warrant to $0.28 per share (the “Exercise Price”) (the shares of common stock underlying the Bridge Loan Warrant, the “Warrant Shares,” together with the Penalty Common Stock, the “Securities”).
          (b) The Company agrees to: (i) use its best efforts to            register the Securities in the next registration statement it files with the Securities and Exchange Commission (the “SEC”) and (ii) issue and deliver the Penalty Common Stock and to issue the Penalty Shares as soon as possible after the date of this Agreement, but in no event more than five (5) business days after such date. The Company also agrees to issue a blanket opinion to its transfer agent regarding the Penalty Shares once the related registration statement is declared effective.
          (c) The Investor agrees that the Penalty Common Stock also represents and cover in full, its right to receive the same penalty payment that St. George received; it being understood that if the Company offers any additional penalty payments to St. George as St. George Penalty Payments, after the date of this Agreement, the Company shall offer the same additional penalty payments to the Investor.
          (d) By executing this Agreement, the Investor waives all defaults under the Bridge Loan Agreement and the Bridge Loan unless, and only unless: (i) the Company fails to pay or issue any principal or interest pursuant to the terms of this Agreement; or (ii) the Company does not receive Shareholder Approval (as hereinafter defined) on or before the Final Meeting (as hereinafter defined).
          (e) The closing under this Agreement (the “Closing”) shall take place at the offices of Leser Hunter Taubman & Taubman, 17 State Street, Suite 2000, New York, New York 1004 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”). At the Closing, the Company shall issue to the Investor the shares of Common Stock.

     2. Representations, Warranties and Covenants of the Investor. Each Investor hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:
          (a) This Agreement has been duly authorized, validly executed and delivered by investor and is a valid and binding agreement and obligation of the Investor enforceable against the Investor in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and investor has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.
          (b) Investor understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of investor set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws. Investor understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. Further, Investor understands and acknowledges that the shares of Common Stock issuable upon the exchange contemplated hereby are not registered under the Securities Act and, unless delivered on or after the Delivery Date, will bear the following legend:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) AMDL, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO AMDL, INC. THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.”
          (c) Investor understands that the shares of Common Stock issuable pursuant to this Agreement are not liquid and are transferable only under limited conditions. Investor acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the shares of Common Stock issuable hereunder.
          (d) Investor is an “accredited investor” (as defined in Rule 501 of Regulation D), and investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Investor is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended, and investor is not a broker-dealer. Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.
          (e) Investor is acquiring the Securities solely for its own account and not with a view to or for sale in connection with distribution. Investor does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. Investor acknowledges that it (i) has such knowledge and experience in financial and business matters such that investor is capable of evaluating the merits and risks of investor’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.
          (f) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Sections 3(a)(9) and 4(2) thereof. Investor understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws). Investor acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that Investor has been advised that Rule 144 permits resales only under certain circumstances. Investor understands that to the extent that Rule 144 is not available, investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.
          (g) Investor has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with any of the transactions contemplated by this Agreement and no person is receiving any remuneration with respect to the transactions contemplated hereby.
          (h) Investor acknowledges that the Securities were not offered to Investor by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Investor was invited by any of the foregoing means of communications. Investor, in making the decision to purchase the Securities, has relied upon independent investigation made by it and the representations, warranties and agreements set forth in this Agreement and the other transaction documents and has not relied on any information or representations made by third parties.
          (i) Investor has relied on its own counsel and/or tax advisors regarding the state and federal income tax consequences of the exchange and cancellation of indebtedness under this Agreement.
     3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to Investor, and covenants for the benefit of Investor, as follows:
          (a) Other than as disclosed in the Company’s forms or reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, prior to the Effective Date, the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean (i) any event affecting the business, results of operations, prospects, assets or financial condition of the Company or its subsidiaries that is material and adverse to the Company and its consolidated subsidiaries, when taken as a whole, and/or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement in any material respect.
          (b) The Securities have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.
          (c) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.
          (d) The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s articles of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) of this Section 3(d) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.
          (e) The delivery and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of each Investor’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.
          (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Secretary of State of Delaware or the Securities and Exchange Commission (the “Commission”) or pursuant to any state or “blue sky” securities laws subsequent to the Closing).
          (g) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.
          (h) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.
          (i) The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with any of the transactions contemplated by this Agreement.

     4. Conditions Precedent to the Obligation of the Company to Issue the Common Stock. The obligation hereunder of the Company to issue and deliver the Common Stock to the Investor is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
          (a) Investor shall have executed and delivered this Agreement.
          (b) Each of the representations and warranties of Investor in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.
          (c) The Company’s Board of Directors and stockholders shall have authorized and approved the issuance of the Securities and the reduction of the exercise price of the Bridge Loan Warrant pursuant to the terms and conditions set forth in this Agreement (the “Shareholder Approval”). The Company shall seek Shareholder Approval pursuant to a Definitive Information Statement on Schedule 14A that the Company shall file with the Securities and Exchange Commission no later than March 17, 2010 and hold the related special shareholder meeting no later than May 7, 2010 (the “Initial Meeting”). If Shareholder Approval is not received at the Initial Meeting, the Company may seek to obtain it at a second scheduled special shareholder meeting, which shall not be held later than September 15, 2010 (the “Final Meeting”). If, and only if, Radient does not receive Shareholder Approval on or before the Final Meeting, then Radient shall once again be in default of the Bridge Loan Agreement and the Bridge Loan and this Agreement shall not be of any further force or effect.
          (d) The Company shall have obtained the written approval of the NYSE AMEX for the listing of the Securities and the reduction in the exercise price of the shares issuable on exercise of the Bridge Loan Warrant.
     5. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
     6. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of and in the State of New Jersey. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration. The arbitration will be conducted in accordance with the rules of the American Arbitration Association (the “AAA”) then in effect (“AAA Rules”) and the procedures in this document. In the event of a conflict, the provisions of this document will control. The arbitration will be conducted before a single arbitrator, and in accordance with the expedited arbitration procedures of the AAA regardless of the size of the dispute. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrator. Unless provided otherwise in this Agreement, the arbitrators may not award damages inconsistent with the Agreement or punitive damages or any other damages not measured by the prevailing party’s actual damages, and the parties expressly waive their right to obtain such damages in arbitration. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction..
     7. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.
(a)	if to the Company:

Radient Pharmaceuticals Corp. 2492 Walnut Ave., Suite 100 Tustin, CA 92780-6953 Attn: Douglas C. MacLellan Tel. No.: 714.505.4460 Fax No.: 714.505.4464

With a copy to, which shall not constitute notice:

Leser, Hunter, Taubman and Taubman 17 State Street, Floor 20 New York, NY 10004 Attn: Louis E. Taubman Tel. No.: (212) 732-7184 Fax No.: (212) 202-6380

(b)	if to the Investor:

At the address first set forth above
     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

     8. Entire Agreement. This Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.
     9. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

RADIENT PHARAMCEUTICALS CORPORATION
By:
Name:
Title:

INVESTOR: CANTONE RESEARCH, INC.
By:
Name:
Title: